Exhibit 99.1

Cabot Corporation Reports Fiscal 2012 EPS of $6.01, Adjusted EPS of $3.34

Fourth quarter EPS of $0.58, Adjusted EPS of $0.75

BOSTON--(BUSINESS WIRE)--October 30, 2012--Cabot Corporation (NYSE: CBT) today announced results for its fourth quarter and full fiscal year 2012.

Key Highlights

  Strong fiscal year-over-year performance continues with 37% adjusted EPS improvement
  Value pricing drives 16% improvement in fiscal year Total Segment EBIT despite lower volumes
  Integration of Norit proceeding well
  Macroeconomic environment remains challenging

(In millions, except per share amounts)	Fiscal 2012		Fiscal 2011
	Fourth Quarter	Full Year	Fourth Quarter	Full Year

Net sales	$848	$3,300	$833	$3,102
Net income attributable to Cabot Corporation	$37	$389	$50	$236

Net earnings per share attributable to Cabot Corporation	$0.58	$6.01	$0.76	$3.57
Less Adjustments:
Net income per share from discontinued operations	$0.02	$3.16	$0.12	$0.80
Certain items per share	$(0.19)	$(0.49)	$0.09	$0.34
Adjusted EPS	$0.75	$3.34	$0.55	$2.43

Commenting on the results, Patrick Prevost, Cabot’s President and CEO, said, “In 2012, we continued our transformation to a higher margin, specialty chemicals focused company, delivering adjusted EPS of $3.34 and a 16% Total Segment EBIT improvement. We delivered a record $508 million of adjusted EBITDA in fiscal 2012, despite a challenging economic environment. We achieved this performance with our ongoing focus on value pricing, operational efficiency and improvement in our product mix. We completed strategic capacity expansions in Reinforcement Materials, Performance Materials and Advanced Technologies and launched a number of innovative new products to the market. In addition, we transformed our portfolio of businesses with the acquisition of Norit, a global leader in purification solutions, and the divestiture of the tantalum business. We are well positioned for the future with an attractive group of leading businesses.”

“As compared to the prior year, results in the fourth quarter continued to benefit from our ongoing value pricing initiatives and the utilization of our new fumed silica and specialty compounds capacity in China. We are pleased with the fourth quarter performance of Advanced Technologies, where we experienced strong results from our Specialty Fluids, Inkjet Colorants and Elastomer Composites businesses,” Prevost said. “However, the macroeconomic environment impacted Reinforcement Materials with continued volume weakness across most geographies, except China.”

Financial Detail

For the fourth quarter of fiscal 2012, net income attributable to Cabot Corporation was $37 million ($0.58 per diluted common share), which includes a per share charge of $0.19, principally for restructuring, acquisition related expenses and tax related certain items. Adjusted EPS for the fourth quarter of fiscal 2012 was $0.75 per share.

Segment Results

Reinforcement Materials -- Fourth quarter fiscal 2012 EBIT in Reinforcement Materials increased by $3 million compared to the same quarter of fiscal 2011 as higher prices and lower manufacturing costs were partially offset by 5% lower volumes. Sequentially, EBIT decreased $18 million due to lower unit margins driven equally by the unfavorable impacts of high cost feedstock moving through our supply chain, additional sourcing costs from a raw material supply disruption and a more competitive environment in China. These unfavorable impacts were partially offset by 1% higher volumes. While the significant destocking we experienced through earlier quarters this fiscal year seems to be abating, underlying demand remains weak across most geographies, which is reflected in our volumes this quarter.

Global and regional volume changes for Reinforcement Materials for the fourth quarter of fiscal 2012 as compared to the same quarter of the prior year and the third quarter of fiscal 2012 are included in the table below:

	Fourth Quarter Year over Year Change	Fourth Quarter Sequential Change
Global	(5%)	1%
Japan	(15%)	5%
Southeast Asia	(7%)	(20%)
China	4%	16%
Europe, Middle East, Africa	(13%)	1%
North America	(4%)	-
South America	(2%)	(8%)

Performance Materials -- Fourth quarter fiscal 2012 EBIT in Performance Materials increased by $7 million compared to the fourth quarter of fiscal 2011. The increase was driven by higher volumes and lower manufacturing costs. Volumes in Fumed Metal Oxides increased 12% driven by growth in demand for electronics applications and higher sales from our new capacity in China, while Specialty Carbons and Compounds volumes increased 3%. Sequentially, Performance Materials EBIT decreased by $4 million, principally due to seasonally lower volumes in Specialty Carbons and Compounds, which decreased 11%. Volumes in Fumed Metal Oxides increased by 5% sequentially.

Advanced Technologies -- For the fourth quarter of fiscal 2012, EBIT in Advanced Technologies increased by $2 million compared to the fourth quarter of fiscal 2011. The EBIT increase resulted principally from higher volumes in our Inkjet Colorants and Elastomer Composites businesses. Sequentially, Advanced Technologies EBIT increased by $4 million principally due to higher volumes in our Aerogel business as well as favorable Inkjet Colorants product mix from strong demand in office and commercial printing applications.

Purification Solutions -- On July 31, 2012, we completed the acquisition of Norit N.V. Our results for the three and twelve month periods ended September 30, 2012 include two months of results for Norit, which is now called the Purification Solutions segment. For the fourth quarter of fiscal 2012, EBIT in Purification Solutions was $5 million.

Stand-alone Norit financial results, excluding purchase accounting impacts, for the three months ended September 30, 2012, resulted in adjusted EBITDA of $19 million, which is a decrease of $4 million compared to the fourth quarter of fiscal 2011. The decrease in adjusted EBITDA was driven by unfavorable product mix, higher maintenance costs and a 2% decrease in volumes from lower sales to the gas and air end markets partially offset by growth in other end markets. Sequentially, adjusted EBITDA declined $4 million as compared to the third quarter of fiscal 2012. The 7% increase in volumes was more than offset by the unfavorable impact of declining inventory levels and higher maintenance costs.

Cash Performance -- The Company ended the fourth quarter of fiscal 2012 with a cash balance of $120 million, a decrease of $287 million from the third quarter of fiscal 2012. The decrease was driven by the use of cash for the acquisition of Norit and $108 million of capital expenditures. These uses were partially offset by solid operating results and a decrease in net working capital. The Company ended the fourth quarter of fiscal 2012 with a debt balance of $1,419 million, an increase of $720 million from the third quarter of fiscal 2012, due to financing the Norit acquisition.

Taxes -- During the fourth quarter of fiscal 2012, the net tax provision recorded was zero, which included a benefit from tax certain items of $10 million. Excluding the impact of certain items, the operating tax rate on continuing operations for the fourth quarter of fiscal 2012 was 26%. Excluding the impact of certain items, the operating tax rate on continuing operations for fiscal 2012 was 25%.

Outlook

Commenting on the outlook for the Company, Prevost said, “Due to the uncertainty in the global economy, we are cautious about the near-term as we expect demand to remain soft at least through calendar year 2012. Due to the non-discretionary nature of the products we sell, we anticipate demand to recover in 2013. With the investments we have made in efficient and geographically attractive capacity, we are well positioned to capture volume growth when demand recovers.”

Prevost continued, “We are pleased with our fiscal year performance as we continue on our growth trajectory towards our adjusted EPS target of $4.90 to $5.00 in fiscal 2014. We have strengthened our overall competitive position through strategic capacity additions, value pricing and improved product mix initiatives, yield and energy efficiency investments and new product introductions. These actions combined with a return to a more stable macroeconomic environment give us confidence that we will achieve our adjusted EPS target.”

Earnings Call

The Company will host a conference call with industry analysts at 2 p.m. ET on Wednesday, October 31, 2012. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com.

About Cabot Corporation

Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company, headquartered in Boston, Massachusetts. The company is the world’s No. 1 producer of rubber and specialty grade carbon black, activated carbons, inkjet colorants and cesium formate drilling fluids and has market-leading positions in fumed silica, aerogel, and elastomer composites. For more information on Cabot, please visit the company’s website at: http://www.cabotcorp.com.

Forward-Looking Statements -- This earnings release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including our ability to meet our long-term financial targets, strategy for growth, and demand for our products, including expectations for growth, are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. Forward-looking statements are based on our current expectations, assumptions, estimates and projections about Cabot's businesses and strategies, market trends and conditions, economic conditions and other factors. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed in the forward-looking statement. Important factors that could cause our results to differ materially from those expressed in the forward-looking statements include, but are not limited to changes in raw material costs; lower than expected demand for our products; the loss of one or more of our important customers; our inability to complete capacity expansions as planned; the timing of implementation of environmental regulations; our failure to develop new products or to keep pace with technological developments; patent rights of others; the timely commercialization of products under development (which may be disrupted or delayed by technical difficulties, market acceptance, competitors' new products, as well as difficulties in moving from the experimental stage to the production stage); demand for our customers' products; competitors' reactions to market conditions; delays in the successful integration of structural changes, including acquisitions or joint ventures; the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries where we do business; and severe weather events that cause business interruptions, including plant and power outages or disruptions in supplier or customer operations. These factors are discussed more fully in the reports we file with the Securities and Exchange Commission, particularly our latest annual report on Form 10-K.

Explanation of Terms Used and Use of Non-GAAP Financial Measures -- The preceding discussion of our results and the accompanying financial tables report adjusted EPS, Total segment earnings before interest and taxes, “Total Segment EBIT”, operating tax rate and EBITDA, which are non-GAAP financial measures. Our chief operating decision-maker uses these non-GAAP financial measures to evaluate the performance of the Company in terms of profitability. We believe that these measures also assist our investors in evaluating the changes in our results and the Company's performance.

In calculating adjusted EPS, we exclude from our net income per share from continuing operations certain items of expense and income that management does not consider representative of the Company's ongoing operations. Adjusted EPS should be considered as supplemental to, and not as a replacement for, EPS determined in accordance with GAAP. A reconciliation of adjusted EPS to EPS from continuing operations, the most directly comparable GAAP financial measure, and the certain items that are excluded from our calculation of adjusted EPS, are provided in the table titled "Certain Items and Reconciliation of Adjusted EPS.”

Total Segment EBIT is a non-GAAP performance measure, and should not be considered an alternative for Income (loss) from continuing operations before taxes, the most directly comparable GAAP financial measure. In calculating Total Segment EBIT, we exclude “certain items”, meaning items that management does not consider representative of our fundamental segment results, as well as items that are not allocated to our business segments, such as interest expense and other corporate costs. Our Chief Operating Decision Maker uses segment EBIT to evaluate the operating results of each segment and to allocate resources to the segments. We believe that this non-GAAP measure provides useful supplemental information for our investors as it is an important indicator of the Company’s operational strength and performance. Investors should consider the limitations associated with this non-GAAP measure, including the potential lack of comparability of this measure from one company to another. A reconciliation of Total Segment EBIT to Income (loss) from continuing operations before income taxes and equity in net earnings of affiliate companies is provided in the table titled, “Summary Results by Segments.”

The term “operating tax rate” is a non-GAAP financial measure and represents the tax rate on our recurring operating results. This rate excludes discrete tax items, which are unusual or infrequent items that are excluded from the estimated annual effective tax rate and other tax items, including the impact of the timing of losses in certain jurisdictions, cumulative rate adjustment and the impact of certain items on both operating income and tax provision.

“Adjusted EBITDA” is a non-GAAP financial measure and refers to earnings before interest, taxes, depreciation and amortization, excluding items that management does not consider representative of the fundamental segment results.

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended September 30	Three Months		Twelve Months
Dollars in millions, except per share amounts (unaudited)	2012(A)	2011	2012(A)	2011

Net sales and other operating revenues	$848	$833	$3,300	$3,102

Cost of sales	690	692	2,651	2,544

Gross profit	158	141	649	558

Selling and administrative expenses	87	63	286	249

Research and technical expenses	19	17	73	66
Income from operations	52	61	290	243

Other income and (expense)

Interest and dividend income	1	—	4	2

Interest expense	(15)	(10)	(45)	(39)

Other (expense) income	(1)	(4)	(3)	(3)

Total other income and (expense)	(15)	(14)	(44)	(40)

Income from continuing operations before income taxes and equity in net
earnings of affiliated companies	37	47	246	203

Provision for income taxes	-	(2)	(55)	(6)

Equity in net earnings of affiliated companies, net of tax	3	2	11	8

Income from continuing operations	40	47	202	205

Income from discontinued operations, net of tax (B)	1	8	205	53

Net income	41	55	407	258

Net income attributable to noncontrolling interests, net of tax	4	5	18	22

Net income attributable to Cabot Corporation	$37	$50	$389	$236

Diluted earnings per share of common stock
attributable to Cabot Corporation

Continuing operations	$0.56	$0.64	$2.85	$2.77

Discontinued operations (B)	0.02	0.12	3.16	0.80

Net income attributable to Cabot Corporation	$0.58	$0.76	$6.01	$3.57

Weighted average common shares outstanding
Diluted	64.2	65.5	64.2	65.4

(A) The three and twelve months periods ended September 30, 2012 include two months of results of Norit N.V. which was acquired by Cabot Corporation on July 31, 2012.

(B) Amounts relate to the divesture of the Supermetals Business and, in the first twelve months of fiscal 2011, certain tax settlements in connection with other discontinued operations.

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	September 30,	September 30,
	2012(A)	2011
Dollars in millions, except share and per share amounts	(unaudited)	(audited)

Current assets:

Cash and cash equivalents	$120	$286
Accounts and notes receivable, net of reserve for doubtful accounts of $5 and $4	687	659
Inventories:
Raw materials	131	120
Work in process	5	3
Finished goods	352	233
Other	47	37
Total inventories	535	393
Prepaid expenses and other current assets	73	76
Deferred income taxes	11	35
Current assets held for sale (B)	—	106
Total current assets	1,426	1,555

Net property, plant and equipment	1,552	1,036

Goodwill	480	40
Equity affiliates	115	60
Intangible assets, net of accumulated amortization of $6 and $2	330	3
Assets held for rent	46	46
Notes receivable for sale of business	243	—
Deferred income taxes	64	261
Other assets	93	101
Non-current assets held for sale (B)	-	39

Total assets	$4,349	$3,141

(A) The September 30, 2012 balances include those of Norit N.V. based on the preliminary purchase accounting.

(B) Includes amounts related to the sale of Supermetals Business, which was pending as of September 30, 2011. This transaction closed in January 2012.

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	September 30,	September 30,
	2012 (A)	2011
Dollars in millions, except share and per share amounts	(unaudited)	(audited)

Current liabilities:

Notes payable to banks	$ 62	$ 86
Accounts payable and accrued liabilities	606	461
Income taxes payable	62	34
Deferred income taxes	8	6
Current portion of long-term debt	185	57
Current liabilities held for sale (B)	—	12
Total current liabilities	923	656

Long-term debt	1,172	556
Deferred income taxes	8	8
Other liabilities	306	299
Non-current liabilities held for sale (B)	—	6

Stockholders' equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued and outstanding: None and none	—	—
Common stock:
Authorized: 200,000,000 shares of $1 par value
Issued: 63,600,928 and 63,894,443 shares
Outstanding: 63,347,362 and 63,860,777 shares	64	64
Less cost of 253,565 and 33,666 shares of common treasury stock	(8)	(1)
Additional paid-in capital	20	18
Retained earnings	1,654	1,314
Deferred employee benefits	(8)	(14)
Accumulated other comprehensive income	92	106
Total Cabot Corporation stockholders' equity	1,814	1,487
Noncontrolling interests	126	129
Total equity	1,940	1,616
Total liabilities and equity	$ 4,349	$ 3,141

(A) The September 30, 2012 balances include those of Norit N.V. based on the preliminary purchase accounting.

(B) Includes amounts related to the sale of Supermetals Business, which was pending as of September 30, 2011. This transaction closed in January 2012.

CABOT CORPORATION SUMMARY RESULTS BY SEGMENTS

Periods ended September 30	Three Months		Twelve Months
Dollars in millions, except per share amounts (unaudited)	2012(A),(H)	2011	2012(A),(H)	2011

Sales

Reinforcement Materials (A)	$479	$528	$2,019	$1,952

Performance Materials	227	228	914	880
Specialty Carbons and Compounds	159	162	664	626
Fumed metal oxides	68	66	250	254

Advanced Technologies	57	55	210	186
Inkjet colorants	18	15	66	65
Aerogel	6	5	18	24
Security Materials	2	3	9	11
Elastomer Composites	6	5	23	17
Specialty Fluids	25	27	94	69

Purification Solutions	61	-	61	-

Segment sales	824	811	3,204	3,018

Unallocated and other (B)	24	22	96	84

Net sales and other operating revenues	$848	$833	$3,300	$3,102

Segment Earnings Before Interest and Taxes

Reinforcement Materials Segment - Rubber blacks (A)	$41	$38	$227	$183

Performance Materials Segment	34	27	128	140

Advanced Technologies Segment	16	14	49	31

Purification Solutions Segment	5	-	5	-

Total Segment Earnings Before Interest and Taxes (C)	96	79	409	354

Unallocated and Other

Interest expense	(15)	(10)	(45)	(39)
Certain items (D)	(30)	(3)	(51)	(19)
Unallocated corporate costs	(12)	(13)	(56)	(53)
General unallocated income (expense) (E)	1	(4)	-	(32)
Less: Equity in net earnings of affiliated companies, net of tax	(3)	(2)	(11)	(8)

Income from continuing operations before income taxes and equity in
net earnings of affiliated companies	37	47	246	203

Provision for income taxes (including tax certain items)	-	(2)	(55)	(6)

Equity in net earnings of affiliated companies, net of tax	3	2	11	8

Income from continuing operations	40	47	202	205

Income from discontinued operations, net of tax (F)	1	8	205	53

Net income	41	55	407	258

Net income attributable to noncontrolling interests, net of tax	4	5	18	22

Net income attributable to Cabot Corporation	$37	$50	$389	$236

Diluted earnings per share of common stock
attributable to Cabot Corporation

Continuing operations (A)	$0.56	$0.64	$2.85	$2.77

Discontinued operations (F)	0.02	0.12	3.16	0.80

Net income attributable to Cabot Corporation	$0.58	$0.76	$6.01	$3.57

Adjusted earnings per share

Adjusted EPS (G)	$0.75	$0.55	$3.34	$2.43

Weighted average common shares outstanding

Diluted	64.2	65.5	64.2	65.4

(A)	In the fourth quarter of fiscal 2011, Cabot entered into an agreement to sell the Supermetals Business ("CSM"). This transaction closed in January 2012. The results of CSM are presented as Discontinued Operations for all periods.
(B)	Unallocated and other reflects royalties paid by equity affiliates, other operating revenues, external shipping and handling fees, the impact of unearned revenue and the removal of 100% of the sales of an equity method affiliate.
(C)	Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in net earnings of affiliated companies, royalty income, and allocated corporate costs.
(D)	Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS table.
(E)	General unallocated income (expense) includes foreign currency transaction gains (losses), interest income, dividend income, the profit related to unearned revenue, and the impact of LIFO accounting.
(F)	Amounts relate to the divesture of the CSM business as discussed in note (A), and in the first twelve months of fiscal 2011, certain tax settlements in connection with other discontinued operations.
(G)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS table.
(H)	The three and twelve months periods ended September 30, 2012 include two months of results of Norit N.V. which was acquired by Cabot Corporation on July 31, 2012.

CABOT CORPORATION

	Fiscal 2011					Fiscal 2012 (H)
Dollars in millions,
except per share amounts (unaudited)	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY

Sales
Reinforcement Materials (A)	438	458	528	528	1,952	489	534	517	479	2,019
Performance Materials	190	222	240	228	880	205	235	247	227	914
Specialty Carbons and Compounds	132	159	173	162	626	151	173	181	159	664
Fumed metal oxides	58	63	67	66	254	54	62	66	68	250
Advanced Technologies	41	45	45	55	186	39	57	57	57	210
Inkjet colorants	14	16	20	15	65	15	15	18	18	66
Aerogel	3	8	8	5	24	4	5	3	6	18
Security Materials	3	3	2	3	11	2	3	2	2	9
Elastomer Composites	4	5	3	5	17	4	7	6	6	23
Specialty Fluids	17	13	12	27	69	14	27	28	25	94
Purification Solutions	-	-	-	-	-	-	-	-	61	61
Segment Sales	669	725	813	811	3,018	733	826	821	824	3,204
Unallocated and other (B)	25	14	23	22	84	29	18	25	24	96

Net sales and other operating revenues	$694	$739	$836	$833	$3,102	$762	$844	$846	848	$3,300

Segment Earnings Before Interest and Taxes
Reinforcement Materials Segment - Rubber blacks (A)	37	51	57	38	183	55	72	59	41	227
Performance Materials Segment	31	39	43	27	140	21	35	38	34	128
Advanced Technologies Segment	6	5	6	14	31	5	16	12	16	49
Purification Solutions Segment	-	-	-	-	-	-	-	-	5	5
Total Segment Earnings Before Interest and Taxes (C)	74	95	106	79	354	81	123	109	96	409

Unallocated and Other
Interest expense	(10)	(10)	(9)	(10)	(39)	(10)	(9)	(11)	(15)	(45)
Certain items (D)	(4)	(7)	(5)	(3)	(19)	(5)	(9)	(7)	(30)	(51)
Unallocated corporate costs	(12)	(15)	(13)	(13)	(53)	(14)	(18)	(12)	(12)	(56)
General unallocated income (expense) (E)	1	(14)	(15)	(4)	(32)	4	(8)	3	1	-
Less: Equity in net earnings of affiliated companies, net of tax	(3)	(1)	(2)	(2)	(8)	(1)	(3)	(4)	(3)	(11)

Income from continuing operations before income taxes and
equity in net earnings of affiliated companies	46	48	62	47	203	55	76	78	37	246

Benefit (provision) for income taxes (including tax certain items)	15	(9)	(10)	(2)	(6)	(16)	(23)	(16)	-	(55)
Equity in net earnings of affiliated companies, net of tax	3	1	2	2	8	1	3	4	3	11

Income from continuing operations	64	40	54	47	205	40	56	66	40	202
Income from discontinued operations, net of tax (F)	16	16	13	8	53	11	189	4	1	205

Net income	80	56	67	55	258	51	245	70	41	407

Net income attributable to noncontrolling interests, net of tax	5	5	7	5	22	5	5	4	4	18

Net income attributable to Cabot Corporation	$75	$51	$60	$50	$236	$46	$240	$66	$37	$389

Diluted earnings per share of common stock
attributable to Cabot Corporation

Continuing operations (A)	$0.88	$0.52	$0.73	$0.64	$2.77	$0.55	$0.78	$0.96	$0.56	$2.85
Discontinued operations (F)	0.25	0.24	0.19	0.12	0.80	0.16	2.92	0.06	0.02	3.16

Net income attributable to Cabot Corporation	$1.13	$0.76	$0.92	$0.76	$3.57	$0.71	$3.70	$1.02	$0.58	$6.01

Adjusted earnings per share

Adjusted EPS (G)	$0.55	$0.57	$0.76	$0.55	$2.43	$0.63	$0.96	$1.00	$0.75	$3.34

Weighted average common shares outstanding
Diluted	65.2	65.5	65.6	65.5	65.4	64.2	64.0	64.3	64.2	64.2
(A)	In the fourth quarter of fiscal 2011, Cabot entered into an agreement to sell the Supermetals Business ("CSM"). This transaction closed in January 2012. The results of CSM are presented as Discontinued Operations for all periods.
(B)	Unallocated and other reflects royalties paid by equity affiliates, other operating revenues, external shipping and handling fees, the impact of unearned revenue and the removal of 100% of the sales of an equity method affiliate.
(C)	Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in net earnings of affiliated companies, royalty income, and allocated corporate costs.
(D)	Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS table.
(E)	General unallocated income (expense) includes foreign currency transaction gains (losses), interest income, dividend income, the profit related to unearned revenue, and the impact of LIFO accounting.
(F)	Amounts relate to the divesture of the CSM business as discussed in note (A), and in fiscal year 2011, certain tax and legal reserves in connection with other discontinued operations.
(G)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS table.
(H)	The three and twelve months periods ended September 30, 2012 include two months of results of Norit N.V. which was acquired by Cabot Corporation on July 31, 2012.

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS

TABLE 1: DETAIL OF CERTAIN ITEMS:
Periods ended September 30			Three Months		Twelve Months			Three Months		Twelve Months
Dollars in millions, except per share amounts (unaudited)			Dollars in Millions					Per Share After Tax
			2012	2011	2012	2011		2012	2011	2012	2011
			$	$	$	$		per share(A)	per share(A)	per share(A)	per share(A)

Certain items before and after income taxes

Global restructuring activities			$(3)	$(2)	$(17)	$(18)		$(0.04)	$(0.03)	(0.24)	$(0.24)

Acquisition related charges			(21)	—	(26)	—		(0.23)	—	(0.32)	—

Environmental and legal reserves			(6)	(1)	(8)	(1)		(0.07)	(0.01)	(0.09)	(0.01)

Certain items before tax			(30)	(3)	(51)	(19)		(0.34)	(0.04)	(0.65)	(0.25)

Tax impact of certain items			7	1	9	3

Certain items after tax			(23)	(2)	(42)	(16)		(0.34)	(0.04)	(0.65)	(0.25)

Tax-related certain items

Tax impact of certain foreign exchange losses			3	—	1	—		0.06	—	0.02	—

Tax impact of non-deductible interest expense			(2)	—	(2)	—		(0.03)	—	(0.03)	—

Discrete tax items			9	9	11	39		0.12	0.13	0.17	0.59

Total tax-related certain items			10	9	10	39		0.15	0.13	0.16	0.59

Total certain items after tax			(13)	7	(32)	23		(0.19)	0.09	(0.49)	0.34

Discontinued operations after income taxes (B)

CSM business divestiture after tax			1	10	205	54		0.02	0.16	3.16	0.82

Discontinued operations after tax - other			—	(1)	—	—		—	(0.02)	—	—

Total discontinued operations after tax			$1	$9	$205	$54		$0.02	$0.14	$3.16	$0.82

TABLE 2: CERTAIN ITEMS STATEMENT OF OPERATIONS LINE ITEM
Periods ended September 30			Three Months		Twelve Months
Dollars in millions, Pre-Tax (unaudited)			2012	2011	2012	2011

Statement of Operations Line Item

Cost of sales			$11	$(1)	$25	$(16)

Selling and administrative expenses			18	(2)	25	(3)

Other			1	—	1	—

Total certain items			$30	$(3)	$51	$(19)

TABLE 3: RECONCILIATION OF TAX CERTAIN ITEMS
Periods ended September 30			Three Months		Twelve Months
Dollars in millions (unaudited)			2012	2011	2012	2011

Reconciliation of Provision for income taxes, excluding
certain items to Provision for income taxes

Provision for income taxes			$ ―	$(2)	$(55)	$(6)

Tax impact of certain items			7	1	9	3

Less: Tax related certain items			10	9	10	39

Provision for income taxes, excluding certain items			$(17)	$(12)	$(74)	$(48)

TABLE 4: RECONCILIATION OF ADJUSTED EPS BY QUARTER FISCAL 2011 and FISCAL 2012
NON-GAAP MEASURE:
Periods ended (unaudited)	Fiscal 2011(A)						Fiscal 2012(A)
Per Share, After Tax											FY 2012
	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2011		Dec. Q	Mar. Q	Jun. Q	Sept. Q	YTD
Reconciliation of Adjusted EPS to GAAP EPS
Net income per share attributable to Cabot Corporation	$1.13	$0.76	$0.92	$0.76	$3.57		$0.71	$3.70	$1.02	$0.58	$6.01
Less: Net income per share from discontinued operations(B)	0.25	0.24	0.19	0.12	0.80		0.16	2.92	0.06	0.02	3.16
Net income per share from continuing operations	$0.88	$0.52	$0.73	$0.64	$2.77		$0.55	$0.78	$0.96	$0.56	$2.85
Less: Certain items after tax	0.33	(0.05)	(0.03)	0.09	0.34		(0.08)	(0.18)	(0.04)	(0.19)	(0.49)
Adjusted earnings per share	$0.55	$0.57	$0.76	$0.55	$2.43		$0.63	$0.96	$1.00	$0.75	$3.34

(A) Per share amounts are calculated after tax.
(B) Amounts relate primarily to the divesture of the Supermetals Business.